Exhibit 99.2(j)


                               Custodian Contract
                                     Between

                      Orbitex Life Sciences & Biotechnology
                                   Fund, Inc.

                                       and

                              Circle Trust Company

                                TABLE OF CONTENTS

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                                                                                                           Page

1.   Employment of Custodian and Property to be Held by It...................................................1

2.   Duties of the Custodian with Respect to Property of the Fund Held by the
     Custodian in the United States..........................................................................1

     2.1      Holding Securities.............................................................................1

     2.2      Delivery of Securities.........................................................................2

     2.3      Registration of Securities.....................................................................3

     2.4      Bank Accounts..................................................................................4

     2.5      Availability of Federal Funds..................................................................4

     2.6      Collection of Income...........................................................................4

     2.7      Payment of Fund Monies.........................................................................4

     2.8      Liability for Payment in Advance of Receipt of Securities Purchased............................5

     2.9      Deposit of Fund Assets in U.S. Securities Systems..............................................5

     2.10     Fund Assets Held in the Custodian's Direct Paper System........................................6

     2.11     Segregated Account.............................................................................7

     2.12     Ownership Certificates for Tax Purposes........................................................7

     2.13     Proxies........................................................................................8

     2.14     Communications Relating to Fund Securities.....................................................8

3.   Duties of the Custodian with Respect to Property of the Fund Held Outside of the
     United States...........................................................................................8

     3.1      Appointment of Foreign Sub-Custodians..........................................................8

     3.2      Assets to be Held..............................................................................8

     3.3      Foreign Securities Systems.....................................................................8

     3.4      Holding Securities.............................................................................8

     3.5      Agreements with Foreign Banking Institutions...................................................9

     3.6      Access of Independent Accountants of the Fund..................................................9

     3.7      Reports by Custodian...........................................................................9

     3.8      Transactions in Foreign Custody Account........................................................9

     3.9      Liability of Foreign Sub-Custodians............................................................9

     3.10     Liability of Custodian........................................................................10

     3.11     Reimbursement for Advances....................................................................10

     3.12     Monitoring Responsibilities...................................................................10

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                           Page

     3.13     Branches of U.S. Banks........................................................................10

     3.14     Tax Law.......................................................................................10

4.   Payments for Sales or Repurchases of Shares of the Fund................................................11

5.   Proper Instructions....................................................................................11

6.   Actions Permitted without Express Authority............................................................11

7.   Evidence of Authority..................................................................................12

8.   Duties of Custodian with Respect to the Books of Account and Calculation of Net
     Asset Value and Net Income.............................................................................12

9.   Records................................................................................................12

10.  Opinion of Fund's Independent Accountant...............................................................12

11.  Examination and Reports to Fund by Independent Public Accountants......................................13

12.  Compensation of Custodian..............................................................................13

13.  Responsibility of Custodian............................................................................13

14.  Appointment of Agents..................................................................................14

15.  Effective Period, Termination and Amendment............................................................14

16.  Successor Custodian....................................................................................15

17.  Interpretive and Additional Provisions.................................................................15

18.  Connecticut Law to Apply...............................................................................16

19.  Prior Contracts........................................................................................16

20.  Reproduction of Documents..............................................................................16

21.  Shareholder Communications Election....................................................................16

                               Custodian Contract

     This Contract between Orbitex Life Sciences & Biotechnology Fund, Inc., a Maryland corporation, having its principal place of business at 410 Park Avenue, New York, New York hereinafter called the "Fund", and Circle Trust Company, a Connecticut trust company, having its principal place of business at Metro Center, One Station Place, Stamford, Connecticut, hereinafter called the "Custodian".

                              W I T N E S S E T H:

     WHEREAS, the Fund is a closed-end management company authorized to issue shares of common stock; and

     WHEREAS, the Custodian is experienced in providing custody services to mutual funds and possesses facilities sufficient to provide such services; and

     WHEREAS, the Fund desires to avail itself of the experience, assistance and facilities of the Custodian, and the Custodian is willing to furnish such services in accordance with the terms hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.   Employment of Custodian and Property to be Held by It

     The Fund hereby employs the Custodian as the custodian of the assets of the Fund, including securities which the Fund desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities") pursuant to the provisions of the Fund's Articles of Incorporation. The Fund agrees to deliver to the Custodian all securities and cash, and all payments of principal or capital distributions received by it with respect to all securities owned by it from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest of the Fund ("Shares") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

     Upon receipt of "Proper Instructions" (within the meaning of Article 5), the Custodian shall on behalf of the Fund from time to time employ one or more sub-custodians, located in the United States but only in accordance with an applicable vote by the Board of Directors of the Fund and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian than any such sub-custodian has to the Custodian. The Custodian may employ as sub-custodian for the Fund's foreign securities the foreign banking institutions and foreign securities depositories designated in Schedule A hereto but only in accordance with the provisions of Article 3.

2. Duties of the Custodian with Respect to Property of the Fund Held by the Custodian in the United States

2.1 Holding Securities. The Custodian shall hold and physically segregate in a separate account for the Fund all non-cash property, to be held by it in the United States including all domestic securities owned by the Fund, other than (a) securities which are maintained pursuant to Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system


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


     authorized by the U.S. Department of the Treasury (each, a "U.S. Securities System") and (b) commercial paper of an issuer for which the Custodian acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian (the "Direct Paper System") pursuant to Section 2.11. Such account shall at all times be physically segregated from those of any other person or persons.

2.2 Delivery of Securities. The Custodian shall release and deliver domestic securities owned by the Fund held by the Custodian or in a U.S. Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions from the Fund, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     1. Upon sale of such securities for the account of the Fund and receipt of payment therefor;

     2. Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

     3. In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.10 hereof;

     4. To the depository agent in connection with tender or other similar offers for securities of the Fund;

     5. To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

     6. To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to
          Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

     7. Upon the sale of such securities for the account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities, except as may arise from the Custodian's own negligence or willful misconduct;

     8. For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     9. In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     10. For delivery in connection with any loans of securities made by the Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Fund prior to the receipt of such collateral;

     11. For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed;

     12. For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"),
          relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by Fund;

     13. For delivery in accordance with the provisions of any agreement among the Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund;

     14. Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund ("Prospectus"), in satisfaction of requests by holders of Shares for repurchase; and

     15. For any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions from the Fund, a certified copy of a resolution of the Board of Directors or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3 Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Fund under the terms of this Contract shall be in "street name" or


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


     other good delivery form. If, however, the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its reasonable best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a reasonable best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17-f3 under the Investment Company Act of 1940. Funds held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of the Fund be approved by vote of a majority of the Board of Directors of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5 Availability of Federal Funds. Upon mutual agreement between the Fund and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Fund, make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares the Fund which are deposited into the Fund's account.

2.6 Collection of Income. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due the Fund on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

2.7 Payment of Fund Monies. Upon receipt of Proper Instructions from the Fund, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of the Fund in the following cases only:

     1. Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Fund but only
          (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as


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


          amended, to act as a custodian and has be designated by the Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.10 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.11; (d) in the case of repurchase agreements entered into between the Fund and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in Article 5;

     2. In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section 2.2 hereof;

     3.   For the  repurchase  of  Shares  issued  by the  Fund as set  forth in
          Article 4 hereof;

     4. For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

     5. For the payment of any dividends on Shares of the Fund declared pursuant to the governing documents of the Fund;

     6. For payment of the amount of dividends received in respect of securities sold short;

     7. For any other proper purpose, but only upon receipt of, in addition to Proper Instructions from the Fund, a certified copy of a resolution of the Board of Directors or of the Executive Committee of the Fund signed by an officer of the fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting for the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.8 Liability for Payment in Advance of Receipt of Securities Purchased. Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of domestic securities for the account of the Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

2.9 Deposit of Fund Assets in U.S. Securities Systems. The Custodian may deposit and/or maintain securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the

     Treasury and certain federal agencies, collectively referred to herein as "U.S. Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

     1. The Custodian may keep securities of the Fund in a U.S. Securities System provided that such securities are represented in an account ("Account") of the Custodian in the U.S. Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

     2. The records of the custodian with respect to securities of the Fund which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Fund;

     3. The Custodian shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Fund;

     4. The Custodian shall provide the Fund with any report obtained by the Custodian on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

     5. The Custodian shall have received from the Fund the initial or annual certificate, as the case may be, required by Article 14 hereof;

     6. Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

2.10 Fund Assets Held in the Custodian's Direct Paper System. The Custodian may deposit and/or maintain securities owned by the Fund in the Direct Paper System of the Custodian subject to the following provisions:

     1. No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the Fund;

     2. The Custodian may keep securities of the Fund in the Direct Paper System only if such securities are represented in an account ("Account") of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

     3. The records of the Custodian with respect to securities of the Fund which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Fund;

     4. The Custodian shall pay for securities purchased for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Fund;

     5. The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transaction in the U.S. Securities System for the account of the Fund;

     6. The Custodian shall provide the Fund with any report on its system of internal accounting control as the Fund may reasonably request from time to time.

2.11 Segregated Account. The Custodian shall upon receipt of Proper Instructions from the Fund establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange
     Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions from the Fund, a certified copy of a resolution of the Board of Directors or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.12 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of the Fund held by it and in connection with transfers of securities.

2.13 Proxies. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

2.14 Communications  Relating to Fund  Securities.  Subject to the provisions of
     Section 2.3, the Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of domestic securities and expiration of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

3. Duties of the Custodian with Respect to Property of the Fund Held Outside of the United States

3.1 Appointment of Foreign Sub-Custodians. The Fund hereby authorizes and instructs the custodian to employ as sub-custodians for the Fund's securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto ("foreign sub-custodians"). Upon receipt of "Proper Instructions", as defined in Section 5 of this Contract, together with a certified resolution of the Fund's Board of Directors, the Custodian and the Fund may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodian. Upon receipt of Proper Instructions, the Fund may instruct the Custodian to cease the employment of any one or more such sub-custodians for maintaining custody of the Fund's assets.

3.2 Assets to be Held. The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a) "foreign assets", as defined in paragraph (a)(2) of Rule 17f-5 under the Investment Company Act of 1940 and (b) cash and cash equivalents in such amounts as the Custodian or the Fund may determine to be reasonably necessary to effect the Fund's foreign securities transactions. The Custodian shall identify on its books as belonging to the Fund, the foreign securities of the Fund held by each foreign sub-custodian.

3.3 Foreign Securities Systems. Except as may otherwise be agreed upon in writing by the Custodian and the Fund, assets of the Fund shall be maintained in a clearing agency which acts as a securities depository or in a book-entry system for the central handling of securities located outside the United States (each a "Foreign Securities System") only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof (Foreign Securities Systems and U.S. Securities Systems are collectively referred to herein as the "Securities Systems"). Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 3.5 hereof.

3.4 Holding Securities. The Custodian may hold securities and other non-cash property for all of its customers, including the Fund, with a foreign sub-custodian in a single account that is identified as belonging to the Custodian for the benefit of its customers; provided however, that (i) the records of the Custodian with respect to securities and other non-cash property of the Fund which are maintained in such account shall identify by book-entry those securities and other non-cash property belonging to the Fund and (ii) the Custodian shall require that securities and other non-cash property so held by the foreign sub-custodian be held separately from any assets of the foreign sub-custodian or of others.

3.5 Agreements with Foreign Banking Institutions. Each agreement with a foreign banking institution shall provide that: (a) the assets of the Fund will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration; (b) beneficial ownership for the assets of the Fund will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to the Fund; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Fund held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

3.6 Access of Independent Accountants of the Fund. Upon request of the Fund, the Custodian will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

3.7 Reports by Custodian. The Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Fund held by foreign sub-custodians, including but not limited to, an identification of entities having possession of the Fund's securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of the Fund indicating, as to securities acquired for the Fund, the identity of the entity having physical possession of such securities.

3.8 Transactions in Foreign Custody Account. (a) Except as otherwise provided in paragraph (b) of this Section 3.8, the provision of Sections 2.2 and 2.7 of this Contract shall apply, mutatis mutandis to the foreign securities of the Fund held outside the United States by foreign sub-custodians. (b) Notwithstanding any provision of this Contract to the contrary, settlement and payment for securities received for the account of the Fund and delivery of securities maintained for the account of the Fund may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer. (c) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of this Contract, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

3.9 Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and the Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

3.10 Liability of Custodian. The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.13 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care.

3.11 Reimbursement for Advances. If the Fund requires the Custodian to advance cash or securities for any purpose for the benefit of the Fund including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund's assets to the extent necessary to obtain reimbursement.

3.12 Monitoring Responsibilities. The Custodian shall furnish annually to the Fund, during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this Contract. In addition, the Custodian will promptly inform the Fund in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any material loss of assets of the Fund or in the case of any foreign sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

3.13 Branches of U.S. Banks. Except as otherwise set forth in this Contract, the provisions hereof shall not apply where the custody of the Fund's assets are maintained in a foreign branch of banking institution which is a "bank" as defined by Section 2(a)(5) of the Investment Company Act of 1940 meeting the qualification set forth in Section 26(a) of the said Act. The appointment of any such branch as a sub-custodian shall be governed by paragraph 1 of this Contract.

3.14 Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of the United States of America or any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund or the Custodian as custodian of the Fund by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the

     Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Fund has provided such information.

4.   Payments for Sales or Repurchases of Shares of the Fund

     The Custodian shall receive from the distributor for the Shares or from the Transfer Agent of the Fund and deposit into the account of the Fund such payments as are received for issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt by it of payments for Shares of the Fund.

     From such funds as may be available for the purpose but subject to the limitations of the Fund's Articles of Incorporation and any applicable votes of the Board of Directors of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for repurchase of their Shares. In connection with the repurchase of Shares of the Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the repurchasing shareholders.

5.   Proper Instructions

     Proper Instructions as used throughout this Contract means a writing signed or initialed by two or more persons jointly as the Board of Directors shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by the persons authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Directors of the Fund accompanied by a detailed description of procedures approved by the Board of Directors, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Directors and the Custodian are satisfied that such procedures afford adequate safeguards for the Fund's assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.12.

6.   Actions Permitted without Express Authority

     The custodian may in its  discretion,  without  express  authority from the
     Fund:

     1. make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Fund;

     2. surrender securities in temporary form for securities in definitive form;

     3. endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

     4. in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund, except as otherwise directed by the Board of Directors of the Fund.

7.   Evidence of Authority

     The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board of Directors of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Directors pursuant to the Fund's Articles of Incorporation as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

8. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income

     The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Directors of the Fund to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding shares of the Fund or, if directed in writing to do so by the Fund, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of the Fund as described in the Fund's currently effective prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of the Fund shall be made at the time or times described from time to time in the Fund's currently effective prospectus.

9.   Records

     The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

10.  Opinion of Fund's Independent Accountant

     The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

11.  Examination and Reports to Fund by Independent Public Accountants

     The securities owned by the Fund and held by the Custodian shall be verified by actual examination by an independent public accountant retained by the Fund at least three times during each fiscal year of the Fund, at least two of which shall be chosen by such accountant without prior notice to the Fund. The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities Systems, relating to the services proved by the Custodian under this contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

12.  Compensation of Custodian

     The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund and the Custodian.

13.  Responsibility of Custodian

     So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures of options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

     Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, nationalization or expropriation, imposition of currency controls or restrictions, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, acts of war or terrorism, riots, revolutions, work stoppages, natural disasters or other similar events or acts; (ii) errors by the Fund or the Investment Advisor in their instructions to the Custodian provided such instructions have been in accordance with this Contract; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment of clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance of payment made in connection with securities sold; (v) any delay or failure of any company corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Fund, the Custodian's sub-custodians, nominees or agents or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

     The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract.

     If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to the Custodian.

     If the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the fund shall be security therefore and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund assets to the extent necessary to obtain reimbursement.

     In  no  event  shall  the  Custodian  be  liable  for  indirect,   special,
     consequential or punitive damages.

14.  Appointment of Agents

     The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Agreement as the Custodian may from time to time direct; provided however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

15.  Effective Period, Termination and Amendment

     This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors of the Fund has approved the initial use of a particular Securities System, as required by Rule 17f-4 under the Investment company Act of 1940, as amended and that the Custodian shall not act under Section 2.11 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors has approved the initial use of the Direct Paper System; provided further, however, that the Fund shall not amend or terminate this Contract in Contravention of any applicable federal or state regulations, or any provision of its Articles of Incorporation, and further provided, that the Fund may at any time by action of its Board of Directors (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Connecticut Department of Banking or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

     Upon termination of the Contract, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

16.  Successor Custodian

     If a successor custodian for the Fund shall be appointed by the Board of Directors of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of the Fund then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of the Fund held in a Securities System.

     If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Directors of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

     In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Directors shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, doing business in the State of Connecticut, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of the Fund and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of the Fund and to transfer to an account of such successor custodian all of the securities of the Fund held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

     In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of Directors to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

17.  Interpretive and Additional Provisions

     In connection with the operation of this contract, the Custodian and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Articles of Incorporation of the

     Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

18.  Connecticut Law to Apply

     This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of the State of Connecticut.

19.  Prior Contracts

     This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Fund and the Custodian relating to the custody of the Fund's assets.

20.  Reproduction of Documents

     This  Contract and all  schedules,  exhibits,  attachments  and  amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether of not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

21.  Shareholder Communications Election

     Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

     YES [ ] The Custodian is authorized to release the Fund's name, address, and share positions.

     NO [ ] The Custodian is not authorized to release the Fund's name, address, and share positions.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 29th day of June, 2000.


ATTEST:                                 Orbitex Life Sciences & Biotechnology
                                        Fund, Inc.


                                        By:
------------------------------               -----------------------------------


ATTEST:                                 Circle Trust Company


                                        By:
------------------------------               -----------------------------------

                                   Schedule A

                      Countries, Foreign Sub-Custodians and
                         Foreign Securities Depositories


----------------------------------------------------------------------------------------------------------------------
Country/                                                      Country/
Market                Subcustodian(s)                         Market            Subcustodian(s)
----------------------------------------------------------------------------------------------------------------------
Argentina             Banco Rio de la Plata                   Iceland           Landsbanki Islands
Australia             Commonwealth Bank of Australia/         India             HSBC / Deutsche Bank AG
                      National Australia Bank Limited
Austria               Bank Austria AG                         Indonesia         HSBC
Bahrain               HSBC Bank Middle East                   Ireland           Allied Irish Banks, plc
Bangladesh            Standard Chartered Bank                 Israel            Bank Leumi LE - Israel B.M.
Belgium               Banque Bruxelles Lambert                Italy             Banca Commerciale Italiana / BNP
                                                                                Paribas
Benin                 Societe Generale de Banques en Cote     Ivory Coast       Societe Generale - Abidjan
                      d'Ivoire
Bermuda               Bank of Bermuda Limited                 Jamaica           CIBC Trust & Merchant Bank Jamaica
                                                                                Ltd.
Bolivia               Citibank, N.A.                          Japan             The Bank of Tokyo-Mitsubishi Limited/
                                                                                The Fuji Bank, Limited
Botswana              Barclays Bank of Botswana Ltd.          Jordan            HSBC Bank Middle East
Brazil                BankBoston, N.A.                        Kazakhstan        ABN/AMRO
Bulgaria              ING Bank                                Kenya             Barclays Bank of Kenya Ltd.
Burkina Faso          Societe Generale de Banques en Cote     Latvia            Hansabanka Limited
                      d'Ivoire
Canada                Royal Bank of Canada                    Lebanon           HSBC Bank Middle East
Chile                 BankBoston, N.A.                        Lithuania         Vilniaus Bankas
China                 Standard Chartered Bank                 Luxembourg        Banque et Caisse d'Epargne de l'Etat
Colombia              Cititrust Colombia S.A.                 Malaysia          HongKong Bank Malaysia Berhad
Costa Rica            Banco BCT                               Mali              Societe Generale de Banques en Cote
                                                                                d'Ivoire
Croatia               Privredna Banka Zagreb d.d.             Malta             HSBC Bank Malta p.l.c.
Cyprus                Bank of Cyprus                          Mauritius         HSBC
Czech Republic        Ceskoslovenska Obchodni Banka A.S.      Mexico            Banco Nacional de Mexico
Denmark               Den Danske Bank                         Morocco           Banque Commerciale du Maroc
EASDAQ                Banque Bruxelles Lambert                Namibia           Stanbic Bank Namibia Limited
Ecuador               Citibank, N.A.                          Netherlands       MeesPierson
Egypt                 Citibank, N.A.                          New Zealand       Australia and New Zealand Banking
                                                                                Group
Estonia               Hansabank Limited                       Niger             Societe Generale de Banques en Cote
                                                                                d'Ivoire
Euromarket            Clearstream                             Nigeria           Stanbic Merchant Bank Nigeria Limited
Euromarket            Euroclear                               Norway            Den norske Bank ASA
Finland               Merita Bank plc                         Oman              HSBC Bank Middle East
France                BNP Paribas / Credit Agricole Indosuez  Pakistan          Standard Chartered Bank
Germany               Dresdner Bank AG                        Panama            BankBoston, N.A.
Ghana                 Barclays Bank of Ghana Ltd.             Peru              Citibank, N.A.
Greece                BNP Paribas                             Philippines       HSBC
Guinea Bissau         Societe Generale de Banques en Cote     Poland            Bank Handlowy W Warszawie S.A.
                      d'Ivoire
Hong Kong             HSBC                                    Portugal          Banco Comercial Portugues
Hungary               Citibank Budapest Rt.                   Romania           ING Bank
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Country/                                                      Country/
Market                Subcustodian(s)                         Market            Subcustodian(s)
----------------------------------------------------------------------------------------------------------------------
Russia                Vneshtorgbank (Min Fin Bonds only)/     Thailand          Standard Chartered Bank/
                      Credit Suisse First Boston AO                             Bangkok Bank Public Company Limited
Senegal               Societe Generale de Banques en Cote     Togo              Societe Generale de Banques en Cote
                      d'Ivoire                                                  d'Ivoire
Singapore             United Overseas Bank Limited/           Trinidad &        Republic Bank Limited
                      The Development Bank of Singapore Ltd.  Tobago
Slovakia              Ceskoslovenska Obchodni Banka, a.s.     Tunisia           Banque Internationale Arabe de
                                                                                Tunisie
Slovenia              Bank Austria Creditanstalt d.d.         Turkey            Osmanli Bankasi A.S. (Ottoman Bank)
                      Ljubljana
South Africa          Societe Generale, Johannesburg /        Ukraine           ING Bank
                      The Standard Bank of South Africa
                      Limited
South Korea           Standard Chartered Bank                 United Kingdom    The Bank of New York /
                                                                                The Depository & Clearing Centre
                                                                                (DCC)
Spain                 Banco Bilbao Vizcaya Argentaria S.A.    United States     The Bank of New York
                      (BBVA) /
                      Banco Santander Central Hispano (BSCH)
Sri Lanka             Standard Chartered Bank                 Uruguay           BankBoston, N.A.
Swaziland             Stanbic Bank Swaziland Limited          Venezuela         Citibank, N.A.
Sweden                Skandinaviska Enskilda Banken           Zambia            Barclays Bank of Zambia Ltd.
Switzerland           Credit Suisse First Boston              Zimbabwe          Barclays Bank of Zimbabwe Ltd.
Taiwan                HSBC
----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
Finalizing Markets
----------------------------------------------------------------------------------------------------------------------
Finalizing/          Palestine
Implementing         Qatar
----------------------------------------------------------------------------------------------------------------------
Evaluating:          Albania            Barbados            Kuwait              Mozambique         Uganda
                     Algeria            El Salvador         Lesotho             Saudi Arabia       Vietnam
                     Armenia            Georgia             Macedonia           Tanzania
                     Azerbaijan         Honduras            Malawi              U.A.E
----------------------------------------------------------------------------------------------------------------------
Monitoring           Angola             Dominican Republic  Mongolia            Syria
(Emerging):          Belarus            Iran                Myanmar             Tajikistan
                     Bhutan             Kyrgyzstan          Nepal               Turkmenistan
                     Cambodia           Madagascar          Nicaragua           Uzbekistan
                     Guatemala          Moldova             Paraguay            Yugoslavia
----------------------------------------------------------------------------------------------------------------------

                              Circle Trust Company

                      Orbitex Life Sciences & Biotechnology
                                   Fund, Inc.

                   Global Custody and Accounting Fee Schedule

1.   Global Custody.

     Maintain custody of fund assets. Settle Fund purchases and sales. Report buy and sell fails. Determine and collect Fund income. Make cash disbursements and report cash transactions in local and base currency.
     Withhold foreign taxes. File foreign tax reclaims. Monitor corporate actions. Report Fund positions.

     A.   Country Grouping

---------------------------------------------------------------------------------------------------------
GROUP A            GROUP B              GROUP C            GROUP D                   GROUP E
---------------------------------------------------------------------------------------------------------
USA                Australia            Austria            Botswana                  Argentina
---------------------------------------------------------------------------------------------------------
                   Canada               Belgium            Brazil                    Bangladesh
---------------------------------------------------------------------------------------------------------
                   Denmark              Finland            China                     Bolivia*
---------------------------------------------------------------------------------------------------------
                   Euroclear            Hong Kong          Czech Republic            Chile
---------------------------------------------------------------------------------------------------------
                   France               Indonesia          Ecuador*                  Columbia
---------------------------------------------------------------------------------------------------------
                   Germany              Ireland            Egypt                     Cyprus
---------------------------------------------------------------------------------------------------------
                   Italy                Malaysia           Ghana                     Greece
---------------------------------------------------------------------------------------------------------
                   Japan                Mexico             Israel                    Hungary
---------------------------------------------------------------------------------------------------------
                   New Zealand          Netherlands        Kenya                     India
---------------------------------------------------------------------------------------------------------
                   South Africa         Norway             Luxembourg                Jamaica*
---------------------------------------------------------------------------------------------------------
                   Switzerland          Philippines        Morocco                   Jordan
---------------------------------------------------------------------------------------------------------
                   U.K.                 Portugal           Sri Lanka                 Mauritus
---------------------------------------------------------------------------------------------------------
                                        Singapore          Taiwan                    Namibia
---------------------------------------------------------------------------------------------------------
                                        Spain              Trinidad and Tobago*      Pakistan
---------------------------------------------------------------------------------------------------------
                                        Sweden             Turkey                    Peru
---------------------------------------------------------------------------------------------------------
                                        Thailand           Zambia                    Poland
---------------------------------------------------------------------------------------------------------
                                                           Zimbabwe                  Slovakia*
---------------------------------------------------------------------------------------------------------
                                                                                     South Korea
---------------------------------------------------------------------------------------------------------
                                                                                     Tunisia*
---------------------------------------------------------------------------------------------------------
                                                                                     Uruguay
---------------------------------------------------------------------------------------------------------
                                                                                     Venezuela
---------------------------------------------------------------------------------------------------------

*    Not 17f-5 eligible at this time.

     B.   Transaction Charges

--------------------------------------------------------------------------------
Group A                            Group B      Group C     Group D     Group E
--------------------------------------------------------------------------------
Circle Trust Co.                   $25          $50         $100        $125
Repos or Euros - $7.00
--------------------------------------------------------------------------------
DTC or Fed Book Entry- $12.00
--------------------------------------------------------------------------------
All other - $25.00
--------------------------------------------------------------------------------

     C.   Holding Charges in Basis Points (Annual Fee)

--------------------------------------------------------------------------------
Group A                            Group B      Group C     Group D     Group E
--------------------------------------------------------------------------------
1.5                                5.0          15.0        35.0        45.0
--------------------------------------------------------------------------------

II.  Multicurrency Accounting

     Maintain investment ledgers in local and base currency, provide selected Fund transactions, position and income reports. Maintain general ledger and capital stock accounts in compliance with GAAP (FAS 52). Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports in multicurrency detail.

     U.S. Holdings Only                               $3,000 per month
     Global                                           $4,000 per month
     Multi-Managed with U.S. Holdings Only            $12,000 per year
     Multi-Managed Global                             $24,000 per year

     The multi-currency accounting fees will be waived for the first three months.

III. Navigator Automated Pricing

     Monthly Base Charge                                                 $375.00
     Monthly Quote Charge:
        Municipal Bonds via Kenny/S&P or Muller Data                      $16.00
        Corporate, Municipal, Convertible, Government Bonds
           And Adjustable Rate Preferred Stocks Via IDSI                  $13.00
        Government, Corporate Bonds via Kenny/S&P or Muller               $11.00
        Government, Corporate and Convertible Bonds
           Via Merrill Lynch                                              $11.00
        Foreign Bonds via Extel                                           $10.00
        Options, Futures and Private Placements                            $6.00
        Listed Equities (including International) and OTC Equities         $6.00

     For billing purposes, the monthly quote charge will be based on the number of positions in the Fund at month end.

IV.  Special Features

     Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for SEC yield calculation,  fund  administration  activities,  self  directed  securities lending  transactions,  SaFiRe  financial  reporting,  multiple  class  and core/feeder accounting, and other special items will be negotiated separately.

V.   Out-of-Pocket Expenses

     A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

     - Telephone                                 - Transfer Fees
     - Wire Charge ($5.25 in and $5.00 out)      - Price Waterhouse Audit Letter
     - Postage and Insurance                     - Federal Reserve Fee for Return
     - Courier Service                           - Check items of $2,500 ($4.25 each)
     - Duplicating                               - GNMA Transfer ($15 each)

     - Legal Fees                                - PTC Deposit/Withdrawal for same
     - Supplies Related to Fund Records              day turnaround ($50 each)
     - Rush Transfer ($8 each)                   - Subcustodian charges
     - Items held in Street name over record
         date at request of trader ($50 each)

VI.  Payment

     The above fees will be charged against the Fund's custodian checking account five (5) days after the invoice is mailed to the Fund's offices.


Orbitex Life Sciences &                 Circle Trust Company
  Biotechnology Fund, Inc.

By:                                     By:
   --------------------------------        -------------------------------------

Title:                                  Title:
      -----------------------------           ----------------------------------

Date:                                   Date:
     ------------------------------          -----------------------------------